                                                                    EXHIBIT 10.2

         FORM OF LIMITED-RECOURSE ACCOUNTS RECEIVABLE SELLING AGREEMENT
                              (Summary Translation)

SECTION I. CONTRACTING PARTIES

PARTY A (SELLER): Shenzhen GrenTech Co., Ltd.

     Business address:          Room 1001, 10th Floor, East Tower 4, Saige
                                Science & Technology Park, Futian District,
                                Shenzhen 518028, China

     Authorized representative: Yingjie Gao

PARTY B (BUYER): China Construction Bank, Shenzhen Branch

     Business address:          Jianhang Building, East Block, Financial Center,
                                Hongling Road South, Shenzhen, China

     Authorized representative: [specify]

     Handling sub-branch:       [specify]

The parties hereby enter into this Agreement on basis of voluntariness, equality, mutual benefit and good faith through friendly negotiation.

SECTION II. DEFINITION

1.   Sale of Accounts Receivable

     Sale of Accounts Receivable, as used herein, refers to Party B buying and accepting from Party A all rights of Party A relating to the Accounts Receivable as provided in the relevant Business Contracts. So long as Party A is not in breach of its obligations, undertakings and warranties herein, Party B shall have no right of recourse against Party A.

2.   Quota

     Quota means the maximum amount of Accounts Receivable that Party A may sell to Party B, and Party B may purchase from Party A, during the effectiveness of such Quota in accordance with this Agreement; provided, that during the effectiveness of the Quota, Party A may use the Quota on a revolving basis so long as the aggregate outstanding Accounts Receivable under this Agreement does not exceed the Quota at any time.

3.   Debtor

     Debtor refers to the party to a Business Contract with Party A that has the obligation to make payments to Party A pursuant to the Business Contract.

4.   Business Contract

     Business Contract refers to the underlying purchase and sale agreement between Party A and a Debtor pursuant to which any Account Receivable subject to this Agreement has been generated.

5.   Account Receivable

     Account Receivable refers to the legally valid right of Party A to receive payments from a Debtor pursuant to a Business Contract, such right to include the right to receive repayment of the principal of indebtedness and payment of interest thereon as well as default interest, penalty for breach, damages, security interest and all other rights relating to the indebtedness.

6.   Normal Collection Period

     Normal Collection Period refers to period of time determined in accordance with the provisions in the relevant Business Contract and industry practice and not to exceed [specify length of time] commencing on the date on which Party B pays Party A the purchase price for the relevant Account Receivable hereunder.

7.   Grace Period

     Grace Period refers to the additional time period, not to exceed [specify length of time] following the expiry of the Normal Collection Period, as may be approved by Party B on the basis of transaction records and the relevant Debtor's credit profile provided by Party A, to allow Party A to collect payments from the Debtor.

8.   Term

     Term refers to the aggregate of the Normal Collection Period and the Grace Period.

9.   Working Day

     Working Day refers to any normal banking day other than statutory holidays.

10.  force majeure

     Force majeure refers to any of the acts or events that (i) is beyond the control of the relevant party hereto, (ii) is unforeseen, unavoidable or insurmountable, (iii) shall occur after this Agreement has come into effect and (iv) causes delay or failure by any party hereto in its performance hereunder, such as earthquakes, typhoons, floods, fires, wars and the like.

SECTION III PURCHASE PRICE AND TERM

1. Party B shall commit to purchase from Party A an aggregate of Rmb [specify amount] as the Quota hereunder during the Term commencing on [specify date] and ending on [specify date]. During the Term, Party A may apply to Accounts Receivable to Party B hereunder.

2. Upon the expiration of the Term, any unused Quota or portion thereof shall automatically terminate.

3. Party A undertakes that, to the extent it needs to sell any Account Receivable, Party A shall consider Party B as a preferred purchaser if the terms and conditions of Party B and other purchasers are similar.

SECTION IV RESERVE DEPOSITS

Party A shall pledge to Party B a designated account with reserve deposits therein at any time not less than [specify percentage] of the outstanding Accounts Receivable that have been sold and transferred to Party B as a security interest for the outstanding Accounts Receivable. Such pledged reserve deposits shall be subject to the Pledge Agreement relating to Reserve Deposits between the parties.

SECTION V APPLICATION TO USE QUOTA AND DISBURSEMENT OF PURCHASE PRICE

1. When Party A applies to use the Quota hereunder, it shall submit to Party B the relevant application forms, Business Contracts and other information as may be deemed necessary by Party B. All documents submitted by Party A must be duly certified by Party A with its corporate seal attached thereto, and Party A shall be responsible for the accuracy, completeness and authenticity of the documents submitted.

2. The parties hereto shall execute and deliver this Agreement after Party A shall have completed the establishment of the reserve account and shall have deposited the relevant amount of funds into such reserve account in accordance with Section IV.

3. Concurrent with the execution and delivery of this Agreement (in case of initial Accounts Receivable) or a supplement hereto (in case of subsequent Accounts Receivable), Party A shall, or shall jointly with Party B, deliver notice to each Debtor informing of the transfer of the Accounts Receivable.

4. Within [specify number] Working Days of execution of this Agreement or a supplement hereto, Party B shall disburse its purchase price for the Accounts Receivable, less its expenses as agreed between the parties, to an account established by Party A for such purpose with Party B's handling sub-branch. All payments with respect to any Account Receivable hereunder shall be in Renminbi.

SECTION VI COMMISSION FEE AND MANAGEMENT FEE

1.   Calculation and payment of commission fee

     Party A shall pay a commission fee with respect to any Account Receivable that become subject to this Agreement, calculated on basis of the number of days between the day of payment of the purchase price therefor and the full collection of payment under such Account Receivable. The annual commission fee shall be at the rate of [specify percentage] of the relevant purchase price and any daily commission fee shall be the annual commission fee divided by 360.

2. Party A agrees to pay a one-off management fee to Party B at the rate of [specify percentage] of the Accounts Receivable purchased by Party B hereunder.

3. The management fee shall be paid in a lump sum and may be deducted by Party B from its purchase price to Party A.

4. The commission fee and the management fee paid by Party A shall not be refundable.

SECTION VII COLLECTION OF PAYMENTS FROM ACCOUNTS RECEIVABLE

1. Party A and Party B shall agree on a designated account for the purpose of collection of payments from the Accounts Receivable. If it is necessary to change the account information under any Business Contract for the collection of payments from any Account Receivable, Party A shall notify the relevant Debtors of such change and provide copies of the acknowledgements thereof from the Debtors to Party B.

2. Party A shall urge the Debtors to make full payments with respect to the Accounts Receivable to the designated account on time prior to the expiration of the Normal Collection Period. If any Debtor fails to make such payments within the Normal Collection Period, Party A shall communicate and coordinate with the Debtor to procure such payment by the Debtor within the Term.

3. Party B shall notify Party A within [specify number] Working Days of receipt of any payment from any Debtor into the designated account, and Party A shall advise Party B with respect to the identity of the Accounts Receivable to which such payment relates within [specify number] Working Days of the receipt of Party B's notice.

4. If a Debtor fails to pay any amount under any Account Receivable to Party B within the Term, Party B shall have the right to withdraw such amount directly from the reserve account pledged by Party A to Party B. Should the Debtor pay any such amount into the designated account subsequent to the expiration of the Term, Party B shall refund such amount to Party A.

5. If a Debtor fails to pay any amount under any Account Receivable to Party B within the Term and there are insufficient funds standing to the credit of the reserve account for Party B to withdraw to make up for the deficiency, to the extent that Party B proposes to file for arbitration or pursue legal actions against the Debtor, Party A shall fully cooperate with Party B, including but not limited to, providing evidence in response to counter-claims raised by the Debtor reasonably promptly as required by Party B.

6. If any Debtor makes any payment under any Account Receivable into any account other than the designated account hereunder, Party A shall notify Party B immediately and transfer the relevant payment to the designated account within [specify number] Working Days of receipt of such payment. Party A shall, in addition, notify the Debtor to make such payments to the designated account in the future.

SECTION VIII REPRESENTATIONS AND WARRANTIES OF PARTY A

Party A represents and warrants to Party B that:

1. its rights to the Accounts Receivable are true, lawful and validly existing, without any security, mortgage, pledge or lien attached thereto;

2. there is no agreement between itself and any Debtor to offset any Accounts Receivable or to place any restriction on the transfer the Account Receivable;

3. it has not transferred, not has it agreed to transfer, any Account Receivable to any third party;

4. each Account Receivable is derived from its ordinary course of business, that the underlying transactions of the Account Receivable are true, bona fide, within the scope of business of Party A and in agreement with the payment provisions in the relevant Business Contract. Party A has no dispute with the relevant Debtor in relation to any Account Receivable when Party A applied for sale of the Account Receivable;

5. its title to the Accounts Receivable is not subject to any offsetting, counterclaim, damages, liabilities, liens or rights or claims of any third parties;

6. it will not dispose of or transfer any Account Receivable hereunder without Party B's permission; nor will it transfer this Agreement or enter into any amendment hereto or supplement hereof without Party B's permission;

7. it has performed all its obligations under the Business Contracts properly and can obtain and produce inspection certificates and other supporting documents to prove the validity of its rights under the Accounts Receivable prior to the expiration of the Normal Collection Period;

8. the transfer of any Account Receivable hereunder shall not violate any resolution of its board of directors or similar body of authority or violate any provisions of its articles of association.

9. it shall not amend or otherwise modify any provision of any Business Contract that relates to or would affect payment or collection of the relevant Accounts Receivable, such as the amount of receivable, due date and payment account, without the prior written consent of Party B.

SECTION IX EVENTS OF DEFAULT

1. Party A shall refuse or hinder Part B's supervision or inspection of Party A's performance of its obligations under any Business Contract;

2. Party A shall fail to perform its obligations hereunder to notify the Debtors of the change in the ownership with respect to the Accounts Receivable and in the designated bank account to receive payments under the Accounts Receivable;

3. During the effectiveness of this Agreement, any Debtor shall undergo any merger, spin-off or restructure, or shall experience any disposal of major assets, cessation of production, suspension of business activities, deregistration, suspension of business license, dissolution, liquidation or deterioration of financial conditions, as a result of which the Debtor would claim its right not to pay under any Account Receivable, and such claim shall have been accepted as valid by any judicial or arbitral tribunal;

4.   Party A shall have breached any of its covenants herein;

5. Party A shall have failed to perform, or fail to fully or properly perform, its obligations under any Business Contract or under this Agreement.

SECTION X REMEDIES

In the event of the occurrence of any of the events of default set forth in
Section IX, Party B shall have the right to take one or more of the following remedies:

1.   to adjust, suspend or terminate the Quota hereunder;

2.   to adjust the Term of any Quota;

3.   to stop purchasing any additional Accounts Receivable hereunder;

4. to claim damages against Party A with respect to, without limitation, any purchase price paid for Accounts Receivable, any commission fee and management fee relating to Accounts Receivable and Party B's expenses incurred with respect to such claims and realization of such claims;

5. to withdraw, without prior notice to Party A, from the reserve deposit account in an amount equal to that due and payable by Party A hereunder.

SECTION XI FORCE MAJEURE

1. In the event of a force majeure, the party that claims the occurrence of a force majeure shall promptly notify the other party hereto of such occurrence and shall, within 10 days of such notice, further provide such other party sufficient documentary evidence to prove the occurrence of such force majeure and a description in reasonable detail of its inability of, or delay in, the performance of all or part of this Agreement.

2. In the event of the occurrence of a force majeure, the parties shall (i) promptly consult with each other with a view to finding a reasonable solution thereto, and (ii) use their reasonable best efforts to mitigate the extent of that delay or failure and the adverse consequences caused by such force majeure.

3. No party shall be liable to the other for any delay or failure to perform any of its obligations hereunder which is due to a force majeure.

SECTION XII HANDLING SUB-BRANCH

Party B has authorized its [specify sub-branch name] as the handling sub-branch hereunder. The handling sub-branch shall be entitled to handle in its own name the actual performance of this Agreement, including collection of any Account Receivable, institution of any lawsuit or arbitration and the execution otherwise hereof.

SECTION XIII DISPUTE RESOLUTION

This Agreement shall be governed by the laws of the People's Republic of China. Any disputes under or in relation to this Agreement shall first be resolved through friendly negotiations, failing which, to be resolved through legal proceedings in the competent local People's Court where Party B is located.

SECTION XIV NOTICES

All written notices and correspondences hereunder to any party hereto or to any Debtor shall be delivered to the addresses set out below. If there is any change to any such contact information, the relevant party shall notify the other party promptly in writing.

     Party A: Room 1001, 10th Floor, East Tower 4, Saige Science & Technology
              Park, Futian District, Shenzhen 518028, China [specify additional details]

     Party B: [specify details]

SECTION XV MISCELLANEOUS

1. This Agreement shall come into effect after being duly signed and stamped by the legal representative (authorized persons) of both parties.

2. Any amendment and supplement to this Agreement shall be evidenced by a written agreement to that effect duly signed and stamped by the legal representative (authorized persons) of both parties.

3. This Agreement shall be executed in four counterparts and each party shall hold two counterparts.

Party A (Seal):                         Party B (Seal):

Legal Representative or authorized      Legal Representative or authorized
person:                                 person:

Date: [specify]                         Date: [specify]